Exhibit 99.1(B)

Cambrian Minerals Group, Inc. Appoints Bobby Cooper Chairman and Promotes Thomas Loucks to President

New York, Oct. 5, 2015 /PRNewswire/ -- Cambrian Minerals Group, Inc., “Cambrian”, (OTCQB: SMPR), announced today that it has appointed its CEO, Bobby Cooper, Chairman of the Board, and has promoted Thomas Loucks to President.

On October 5, 2015, Sharon Ullman, former Chairperson of Cambrian stated, “I am pleased to welcome Bobby as the new Chairman of Cambrian. Bobby’s vast experience and proven leadership skills are exactly what the Company needs as it pursues efforts to the acquisition and creation of royalty and streaming contracts with junior and mid-size mining companies.”

Bobby Cooper, CEO and new Chairman said, “I thank Sharon for her years of leadership and welcome my new role as Chairman. I believe that with the pedigree of Cambrian’s new management team, the Company is well positioned to capture opportunities providing much needed services to mid-level mining firms.”

Cooper continued and stated, “With our focus on royalty and metals streaming, the Board has wisely decided to promote Tom Loucks to the office of President. Tom was instrumental in building one of the most successful precious metals royalty and streaming companies of all time, Royal Gold, and his experience will prove invaluable as we reposition Cambrian’s efforts in this direction.”

John Ryan, former President of Cambrian who commenced the effort to identify members of Cambrian’s new mining team, was appointed Vice President – Business Development. Mr. Ryan will focus his efforts on bringing new projects to the Company.

About Cambrian Minerals Group, Inc.

Cambrian has refocused its efforts into the acquisition and creation of royalty and streaming contracts with junior and mid-size mining companies in order to provide financing to develop or improve their mineral properties. Royalty and streaming arrangements are structures that have been successfully implemented by companies such as Royal Gold, Franco-Nevada, Silver Wheaton, and others. These structures enable mine owners to obtain alternative, less dilutive financing in exchange for an interest in the form of a 'royalty' or a 'metals stream' contract.  The Company believes the current dislocation in mining capital markets presents an ideal time to raise capital and provide an alternate form of financing for junior and mid-level companies.

The Company intends to continue to seek opportunities to construct toll-milling facilities in selective areas. The Company believes that it can organically grow the Company faster by providing needed processing facilities in order to spur the development of mines. In conjunction with providing toll milling solutions, our strategy would be to create royalties and stream contracts with the companies operating the mines which utilize the toll milling arrangement, thus generating two separate and discrete revenue streams from a single mining property.

Forward-Looking Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.